JPMORGAN GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/06/03	Triad Hospitals, Inc.

Shares            Price         Amount
100,000	     $100.00  	$100,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.00        N/A	       0.02%	          0.72%

Broker
Merrill Lynch MBS, Inc.

Underwriters of Triad Hospitals, Inc.

Underwriters*     	                Principal Amount
Total				                  $600,000,000
						    ================
*Underwriters and principal amounts were not available at time of filing.

JPMORGAN GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/07/04	Republic of Turkey

Shares            Price         Amount
140,000	     $97.44  	$136,416

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.30        N/A	       0.01%	          0.10%

Broker
Salomon Brothers, Inc. New York

Underwriters of Republic of Turkey

Underwriters     	                Principal Amount
Citigroup Global Markets Inc.               $ 727,500,000
UBS Limited                                   727,500,000
ABN AMRO Bank N.V.                              3,750,000
Akbank Turk Anonim Sirketi                      3,750,000
ALPHA BANK A.E.                                 3,750,000
Banco Finantia S.A.                             3,750,000
BCP Investimento -- Banco Comercial
Portugues de Investimento, SA                   3,750,000
Commerzbank Aktiengesellschaft                  3,750,000
Credit Suisse First Boston LLC                  3,750,000
Deutsche Bank Securities Inc.                   3,750,000
J.P. Morgan Securities Inc.                     3,750,000
Lehman Brothers Inc.                            3,750,000
Merrill Lynch International                     3,750,000
Morgan Stanley & Co. International Limited      3,750,000

Total	           	                   $1,500,000,000
					    ================